Exhibit 99.1

Echo Therapeutics Announces Successful Unveiling of Symphony® CGM System

Demonstration Followed Stockholders Approval of All Resolutions at Annual Meeting

Philadelphia, PA – May 23, 2013 – Echo Therapeutics, Inc. (Nasdaq: ECTE), a company developing its needle-free Symphony® CGM System as a non-invasive, wireless, transdermal continuous glucose monitoring system, today announced the successful unveiling and demonstration of its Symphony CGM System during a live webcast following yesterday’s annual stockholders meeting.  Additionally, the Company’s stockholders approved all resolutions proposed by Echo Therapeutics’ Board of Directors during the meeting.

A replay of the corporate presentation and demonstration of the features and functionality of the Symphony CGM System is available at http://discovervideo.com/events/echo/20130522/ or on our website at www.echotx.com under the Investors section.

“We are encouraged by the tremendously positive feedback we received from doctors, clinicians, and shareholders on Symphony’s features and benefits that were demonstrated during the webcast.  We believe that Symphony can improve glucose monitoring in hospitals and help alleviate the burden on both patients and caregivers,” commented Patrick T. Mooney, M.D., Chairman and Chief Executive Officer of Echo Therapeutics.  “Additionally, we thank our shareholders for their participation in the proxy process and for supporting all of the Company’s proposals.”

Stockholders approved the following Board proposals during the meeting:

1.
The election of Vincent D. Enright, a Class II director, to the Company’s Board of Directors for a term of three years and the election of Robert F. Doman, a Class III director, to the Company’s Board of Directors for a term of one year;

2.
The approval of an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split by a ratio of not less than 1-for-2 and not more than 1-for-10 at any time prior to December 31, 2013, with the exact ratio to be set within this range by the Company’s Board of Directors in its sole discretion;

3.
The approval of an amendment to the Company’s 2008 Equity Incentive Plan to fix the aggregate number of shares of common stock subject to the 2008 Plan at 10,000,000 shares subject to the reverse stock split and after giving effect to the reverse stock split;

4.
The approval of an amendment to the Company’s 2008 Equity Incentive Plan to fix the limitation on awards of stock options during any twelve-month period to any one participant at 425,000 shares, subject to the reverse stock split and after giving effect to the reverse stock split; and

5.	The ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Echo will file with the SEC a Current Report on Form 8-K with the certified results promptly after they become available.

About Echo Therapeutics

Echo Therapeutics is developing the Symphony CGM System as a non-invasive, wireless, transdermal continuous glucose monitoring system.  Our target is patients who could benefit from glucose monitoring in the hospital setting, including critical care.  Significant opportunity also exists for patients with diabetes to use Symphony in the outpatient setting.  Echo is also developing its needle-free skin preparation component of Symphony, the Prelude® SkinPrep System, as a platform technology to enhance drug delivery of topical pharmaceuticals.

Cautionary Statement Regarding Forward Looking Statements

The statements in this press release that are not historical facts may constitute forward-looking statements that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, risks related to regulatory approvals and the success of Echo's ongoing studies, including the safety and efficacy of Echo's Symphony CGM System, the failure of future development and preliminary marketing efforts related to Echo's Symphony CGM System, Echo's ability to secure additional commercial partnering arrangements, risks and uncertainties relating to Echo's and its partners' ability to develop, market and sell the Symphony CGM System, the availability of substantial additional equity or debt capital to support its research, development and product commercialization activities, and the success of its research, development, regulatory approval, marketing and distribution plans and strategies, including those plans and strategies related to its Symphony CGM System. These and other risks and uncertainties are identified and described in more detail in Echo's filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2012, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Echo undertakes no obligation to publicly update or revise any forward-looking statements.

For More Information:
Christine H. Olimpio
Director, Investor Relations and Corporate Communications
(215) 717-4104

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